UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2008

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 30, 2008, CKE Restaurants, Inc. (the "Company") received notice that the entire $15,167,000 principal amount of its outstanding 4.0% Convertible Subordinated Notes due 2023 (the "Notes") had been converted into approximately 1,787,000 shares of the Company’s common stock by the holders thereof. The Notes were originally issued pursuant to an Indenture, dated as of September 29, 2003, between the Company and Wells Fargo Bank Minnesota, National Association (successor-in-interest to J.P. Morgan Trust Company, National Association). Pursuant to the Indenture, the Company had previously delivered notice to the holders of the Notes indicating that the Company intended to redeem the Notes in full and informing the holders of their right to convert the Notes into the Company’s common stock at any time prior to the close of business on September 30, 2008, which was the last trading day immediately preceding the proposed redemption date. Each of the holders elected to convert their Notes in lieu of having the Notes redeemed by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

October 3, 2008	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer